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                             SOMMER & SCHNEIDER LLP
                              600 OLD COUNTRY ROAD
                           GARDEN CITY, NEW YORK 11530
                                  ------------
Herbert H. Sommer                                     Telephone (516) 228-8181
Joel C. Schneider                                     Facsimile (516) 228-8211
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                                                          November 24, 1997


                          Combined Opinion and Consent
                          ----------------------------

The Great American BackRub Store, Inc.
53 West 36th Street, Room 1202
New York, NY  10018

         Re: The Great American BackRub Store, Inc.

Gentlemen:

         We have acted as counsel to The Great American BackRub Store, Inc., a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 2,100,000 shares (the "Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock").

         In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of New York;


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The Great American BackRub Store, Inc.
November 24, 1997
Page 2


(2) The Shares when issued in connection with the Satisfaction Agreement, Termination and Settlement, Settlement Agreement, Finder's Fee Agreements, Client Service Agreement, and associated Warrants, in accordance with the terms thereof will be legally issued, fully paid and non-assessable.

         This opinion is limited to the General Corporation Law and the Constitution of the State of New York and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.




                                                  Very truly yours,

                                                  /s/ Herbert H. Sommer

                                                  Herbert H. Sommer